EXHIBIT 11
                             LASERSIGHT INCORPORATED
                          COMPUTATION OF LOSS PER SHARE
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                              2001             2000            1999
                                                              ----             ----            ----

BASIC:

     Weighted average shares outstanding                   25,131,000       21,061,000       16,207,000
                                                         ============     ============     ============

     Net loss                                            $(26,189,692)     (21,430,081)     (14,423,980)
                                                         ============     ============     ============

     Basic loss per share                                $      (1.04)           (1.02)           (0.89)
                                                         ============     ============     ============

DILUTED:

     Weighted average shares outstanding, above            25,131,000       21,061,000       16,207,000
                                                         ============     ============     ============

     Net loss                                            $(26,189,692)     (21,430,081)     (14,423,980)
                                                         ============     ============     ============

     Diluted loss per share                              $      (1.04)           (1.02)           (0.89)
                                                         ============     ============     ============


     Additional adjustment to weighted average number
        of shares:
         Weighted average shares outstanding, above        25,131,000       21,061,000       16,207,000
         Dilutive effect of stock options, warrants
            and convertible preferred stock                 1,406,000        2,507,000        5,538,000
                                                         ------------     ------------     ------------
         Weighted average number of shares, as adjusted    26,537,000       23,568,000       21,745,000
                                                         ============     ============     ============

         Diluted loss per share, as adjusted             $      (0.99)(A)        (.091)(A)        (0.66)(A)
                                                         ============     ============     ============













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 (A)  This calculation is submitted in accordance with Regulation S-K item
      601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.